UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 17, 2013
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2665 S. Bayshore Drive, Suite 301 Miami, Florida 33133

Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21st, 2012, Alternet Systems, Inc. (the "Registrant"), through its majority owned subsidiary Alternet Transactions Systems, Inc. DBA Utiba Americas, entered into a license sale agreement (the "Agreement") with Astra DTS Holdings, Inc. (the “Client”), a payment service provider operating in the Honduras and Central America, for the purchase of the Utiba software platform for mobile financial services. The sale was recorded for the period ending December, 2012, with the receipt of the purchase order. The agreement, signed December 21st, 2012, commits Alternet subsidiary, Utiba Americas, to customize, deliver, install and test the Utiba Mobility mobile financial services software, in one initial market in Central America, with a potential expansion in five additional markets.

EXHIBITS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.
By: /s/ Henryk Dabrowski
Henryk Dabrowski, CEO and Director
Dated: January 17, 2012